CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 dated July 11, 1996 (Registration No. 333-09139) of our reports dated August 21, 1998, relating to the consolidated financial statements and schedule of Pharmaceutical Formulations, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1998.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey
September 24, 1998